                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 21, 2001



                            TITAN INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its Charter)

       ILLINOIS                       1-12936                            36-3228472
(State of Incorporation)       (Commission File Number)       (I.R.S. Employer Identification No.)

                      2701 SPRUCE STREET, QUINCY, IL 62301
          (Address of principal executive offices, including Zip Code)


                                 (217) 228-6011
              (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THIS REPORT


Items 1 through 4 and items 6 and 8 are inapplicable and are omitted from this Report.



Item 5. OTHER EVENTS



         Titan International, Inc. restructures its $115 million credit facility. This credit facility has been replaced by a $99 million five-year term loan with General Electric Capital Corporation serving as agent for a group of lenders, and a $20 million five-year revolving credit facility with LaSalle Bank National Association, resulting in a combined total of $119 million. Copies of the new agreements are filed as Exhibits to this Report.



Item 7. FINANCIAL STATEMENTS AND EXHIBITS



         (a)      Not applicable


         (b)      Not applicable


         (c)      Exhibits

                  10(a) The Credit Agreement dated December 21, 2001 among the Company and General Electric Capital Corporation serving as agent for a group of lenders

                  10(b) The Loan Agreement dated December 21, 2001 among the Company and LaSalle Bank National Association

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                         TITAN INTERNATIONAL, INC.
                                              (Registrant)



Date:  January 18, 2002                  By:  /s/ Kent W. Hackamack
     ------------------                     ------------------------
                                         Kent W. Hackamack
                                         Vice President of Finance and Treasurer
                                         (Principal Financial Officer and
                                          Principal Accounting Officer)

                                  EXHIBIT INDEX


Exhibit No.             Description

10(a) The Credit Agreement dated December 21, 2001 among the Company and General Electric Capital Corporation serving as agent for a group of lenders

10(b) The Loan Agreement dated December 21, 2001 among the Company and LaSalle Bank National Association
















                                       4